CUSIP No. 529043101	Page 10 of 10 Pages

EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: October 28, 2008

CITICORP NORTH AMERICA, INC. By: /s/ Leonard Ellis _______________________________ Name: Leonard Ellis Title: Vice President

CITICORP BANKING CORPORATION By: /s/ William H. Wolf ________________________________ Name: William H. Wolf Title: Senior Vice President

CITIGROUP INC. By: /s/ Riqueza V. Feaster _______________________________ Name: Riqueza V. Feaster Title: Assistant Secretary

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